Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-4 of GOWell Energy Technology of our report dated March 23, 2026, relating to the balance sheet of Inflection Point Acquisition Corp. V as of December 31, 2025, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Las Vegas, NV

July 21, 2026